Exhibit 23.7

GUSTAVSON ASSOCIATES

GEOLOGISTS● ENGINEERS● ECONOMISTS● APPRAISERS

March 2, 2018

RE:    United States Securities and Exchange Commission

Dear Sirs/Mesdames:

I hereby consent to (a) Gustavson Associates being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2017 (the “2017 20-F”) as having prepared the 2017 ore reserve estimate for ArcelorMittal’s Las Truchas mine in Mexico and (b) the incorporation by reference of the 2017 20-F into this Registration Statement on Form F-3.

Yours Truly,

Per:

/s/ Donald E. Hulse
Donald E. Hulse, P.E.
V.P Mining
Gustavson Associates, LLC 274 Union Blvd., Suite 450 Lakewood, CO 80228